Delaware The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FIDELITY GROWTH COMPANY PRIVATE INVESTMENTS PORTFOLIO LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2026, AT 4:45 O`CLOCK P.M.

10672776 8100 SR# 20263501594	Authentication: 204346388 Date: 06-25-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

FIDELITY GROWTH COMPANY PRIVATE INVESTMENTS PORTFOLIO LLC

This Certificate of Formation of Fidelity Growth Company Private Investments Portfolio LLC (the “Company”) is being duly executed and filed by an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sec. 18-101, et seg.).

FIRST. The name of the Company formed hereby is “Fidelity Growth Company Private Investments Portfolio LLC”.

SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process for the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as this 23rd day of June, 2026.

Heather Bonner Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:45PM 06/23/2026 FILED 04:45PM 06/23/2026 SR 20263501594 - File Number 10672776